Exhibit 99.1

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE

GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements

and Supplemental Schedules

Years ended December 31, 2019 and 2018

with Report of Independent Registered Public Accounting Firm

REVISED PROFIT SHARING PLAN FOR THE EMPLOYEES

OF THE GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements and

Supplemental Schedules

Years ended December 31, 2019 and 2018

Page
Audited Financial Statements

Report of Independent Registered Public Accounting Firm	1-2
Statements of Net Assets Available for Plan Benefits	3
Statements of Changes in Net Assets Available for Plan Benefits	4
Notes to the Financial Statements	5-20

Supplemental Schedules

Schedule of Assets Held for Investment Purposes	21-25
Schedule of Reportable Transactions	26

Report of Independent Registered Public Accounting Firm

The Retirement Plans Administrative Committee and the Plan Participants of the

Revised Profit Sharing Plan for the Employees of the Government Employees Companies

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for plan benefits of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) as of December 31, 2019 and 2018, and the related statements of changes in net assets available for plan benefits for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2019 and 2018, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental information in the accompanying Schedule of Assets Held for Investment Purposes at December 31, 2019 and the Schedule of Reportable Transactions for the year ended December 31, 2019 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Johnson Lambert LLP

We have served as the Plan’s auditor since 1986.

Vienna, Virginia

June 26, 2020

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

	December 31,
	2019	2018
ASSETS
Investments, at fair value	$ 3,862,671,764	$ 3,140,020,384

Contributions receivable from Government Employees Companies	221,800,796	—
Contributions receivable from participants	86,623	—
Notes receivable from participants	170,066,526	162,845,885

Total Receivables	391,953,945	162,845,885

NET ASSETS AVAILABLE FOR PLAN BENEFITS	$ 4,254,625,709	$ 3,302,866,269

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

	Years Ended December 31,
	2019	2018
ADDITIONS
Investment income
Dividends and interest	$ 60,915,329	$ 56,485,753
Net appreciation (depreciation) in fair value of investments	632,648,849	(233,876,906)

Net Investment Income (Loss)	693,564,178	(177,391,153)

Interest income on notes receivable from participants	5,659,941	5,049,171

Contributions
Employees	172,867,712	142,210,986
Government Employees Companies	221,800,796	—

Total Contributions	394,668,508	142,210,986

Other Additions	455,280	229,793

TOTAL ADDITIONS	1,094,347,907	(29,901,203)

DEDUCTIONS
Distributions to participants	(222,637,225)	(182,432,243)
Other deductions	(2,476,760)	(2,527,311)

TOTAL DEDUCTIONS	(225,113,985)	(184,959,554)

CHANGE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BEFORE MERGER	869,233,922	(214,860,757)
TRANSFER OF NET ASSETS FROM BOAT AMERICA MERGER	82,525,518	—
Net assets available for plan benefits at beginning of year	3,302,866,269	3,517,727,026

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR	$ 4,254,625,709	$ 3,302,866,269

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2019 and 2018

NOTE A – DESCRIPTION OF PLAN

The following description of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) provides only general information. Participants should refer to the Plan document for a complete description. The Government Employees Companies (the Companies) include GEICO Corporation and certain of its subsidiaries.

Non-highly compensated participants may contribute up to 50 percent of qualified earnings and highly compensated participants are limited to 7 percent of qualified earnings, subject to the maximum dollar amount permitted by the Internal Revenue Code (IRC). Non-highly compensated participants are enrolled in an automatic 1 percent increase each year in their pre-tax contributions until their contribution reaches 10 percent of their pay or the IRC limit, whichever is less, unless they opt out. Highly compensated participants are enrolled in an automatic 1 percent increase each year in their pre-tax contributions until their contribution reaches 7 percent of their pay or the IRC limit, whichever is less. Eligible participants may also make additional “catch-up” contributions as allowed by the IRC. Participants may allocate their contributions between tax-deferred accounts and, beginning November 1, 2007, Roth accounts. The Companies may contribute an amount to be shared by all eligible employees.

Employees automatically become eligible to make a 401(k) elective contribution to the Plan upon their date of hire and are generally eligible to receive a Company contribution after completing one year of service. Vesting is based on years of service at the following rates: 20 percent after two years, 40 percent after three years, 60 percent after four years, 80 percent after five years, and 100 percent after six years.

Withdrawals may be made from after-tax employee contributions made prior to January 1, 1998 (and a pro rata share of the earnings on after-tax contributions withdrawn that were made after December 31, 1986 and before January 1, 1998) and vested employer contributions made prior to January 1, 1993, subject to certain restrictions. Vested employer contributions made on or after January 1, 1993 can only be withdrawn under financial hardship conditions (for periods before September 2013) or after attainment of age 55. Tax-deferred contributions can be withdrawn under financial hardship conditions or after attainment of age 59 1⁄2. Roth contributions and earnings can be withdrawn tax free after the participant has completed five years of participation and attained age 59 1⁄2. The five year period begins with the first day of the participant’s taxable year in which he or she first made the Roth elective contribution. The participant can withdraw his or her Roth contributions before the five consecutive year period upon demonstration of financial hardship or attainment of age 59 1⁄2, but the earnings are subject to taxation.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE A – DESCRIPTION OF PLAN – CONTINUED

On termination of service due to death, disability or retirement, a participant or beneficiary may elect to receive an amount equal to the value of the participant’s vested interest in his or her account in either a lump-sum amount or in monthly or annual installments which provide payments for a period certain of 5, 10 or 15 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

The Plan allows participants to borrow funds from their vested accounts subject to certain restrictions. Payroll deductions are required to repay notes receivable over five years or less except in the case of a mortgage-related note which may be repaid over a period of up to 15 years. The interest rate is fixed for the term of the note at the commercial rate of interest charged by area banks on loans which are made under similar circumstances. When a participant terminates, any notes receivable balance must be repaid prior to any account distribution.

The Companies have the right under the Plan to discontinue their contributions at any time. Effective December 31, 2017, the Companies became joint participating employers in the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (SOP). The Companies did not contribute to the SOP for the 2019 fiscal period. The Companies made a contribution to the SOP for the 2018 fiscal period in February 2019. Although they have not expressed any intent to do so, the Companies have the right under the Plan to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

Effective December 31, 2019, the Boat America Corporation Employees’ Pension & Savings Plan (“Boat America Plan”) was legally merged into the Plan. Boat America Plan participants were provided an election window, beginning December 2, 2019 and ending December 27, 2019, to make their own investment selections from the available investment funds under the Plan for both the assets transferred from the Boat America Plan as well as any future contributions by or on behalf of the participant to the Plan. On January 2, 2020, the Boat America Plan assets were liquidated and on January 3, 2020 the cash proceeds were transferred to the Plan.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Subsequent Events: The Plan has performed an evaluation of subsequent events through June 26, 2020. Since December 31, 2019, the outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown, as is the efficacy of the government and central bank interventions. Section 2202 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), enacted on March 27, 2020, provides for special distribution options, expands permissible loans, and provides loan repayment relief. The Plan is unable to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Plan in future periods.

On June 1, 2020, the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (SOP) was amended and restated to discontinue the GEICO Companies’ participation in the SOP portion of the SOP Plan and to transfer assets attributable to participants of the SOP, employed by the GEICO Companies, to the Plan. A temporary restriction on SOP fund changes began on May 27, 2020 and ended on June 1, 2020. SOP account balances of GEICO Companies participants in the amount of $331,211,203 were transferred to equivalent funds in the Plan.

Use of Estimates: Preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investments:    Investments, except for collective trusts and guaranteed investment contracts, are reported at aggregate fair value based upon quoted market prices. Collective trusts are reported at aggregate fair value based on a calculation of the trusts’ unit values. The trusts’ unit values are determined daily, when the New York Stock Exchange is open for trading, by dividing the net asset value of the trust by the number of trust units outstanding. The appreciation or depreciation in the aggregate fair value of investments is reflected in the statements of changes in net assets available for plan benefits. Net realized gains and losses on security sales are determined using the average cost of investments.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Collective trusts consist of Target Retirement Trusts (Trusts). The Trusts invest in corresponding master trusts, which in turn invest in mutual funds using an asset allocation strategy designed for investors planning to retire or leave the workforce in or within a few years of a target year.

Guaranteed investment contracts are reported at fair value using contract value as an approximation. Contract value, as reported to the Plan by Voya Retirement Insurance and Annuity Company (VRIA), represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Certain events limit the Plan’s ability to transact at contract value with VRIA. Such events include the following: (a) amendments to the plan documents (including complete or partial plan termination or merger with another plan), (b) changes to the plan’s prohibition on competing investment options or deletion of equity wash provisions, (c) bankruptcy of the plan sponsor or other plan sponsor events (for example, divestitures or spin-offs of a subsidiary) that cause a significant withdrawal from the plan, or (d) the failure of the trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA. Furthermore, certain events would allow the issuer to terminate the contracts with the Plan and settle at an amount different from contract value. Examples of such events include (a) uncured breach of the Plan’s investment guidelines, (b) a material amendment to the contract without the issuer consent, (c) a violation of a material obligation under the contract, or (d) a material misrepresentation.

There are no reserves against contract value for credit risk of the contract issuer or otherwise. The contract value of the investment contracts at December 31, 2019 was $25,184,051. The crediting interest rate is based on a formula agreed upon with the issuer, but may not be less than 3% for balances held in the Voya Fixed Account as of November 16, 2017. Effective November 17, 2017 all new investments made in the Voya Fixed Account A were credited interest at a rate of 2%. The credited interest rate on the new fixed account is reviewed and reset on a quarterly basis, but is guaranteed not to drop below 1%.

Notes Receivable from Participants: Notes receivable from participants are reported at their unpaid principal balances plus any accrued but unpaid interest. No allowance is required as delinquent notes result in an automatic deemed distribution from the participant’s account after the cure period.

Administrative Expenses: Some administrative expenses are paid by the Companies. Other administrative expenses (e.g., recordkeeping fees for active participants) are paid by the Plan through deductions from the forfeiture account. Administrative expenses related to participants who are no longer employed are deducted from the participants’ accounts.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

New Accounting Standards: In August 2018, the Financial Accounting Standards Board (FASB) issued FASB Accounting Standards Update No. 2018-13, Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement. The ASU requires entities to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The ASU also removes current disclosure requirements for the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The Plan will be required to adopt this change for fiscal years beginning after December 15, 2019 with early adoption permitted, and should be applied prospectively for the additions to the disclosure requirements and applied retrospectively to all periods presented for all other amendments. Management is currently evaluating the effect this standard will have on the financial statements.

NOTE C – INVESTMENT OPTIONS

Participants can direct the investment of all contributions to their accounts to a variety of alternatives. In the event a participant does not make an election to direct the investment of employee or employer contributions, such contributions are invested in a default fund which is the Vanguard Target Retirement Trust with the target date closest to the year in which the participant will turn age 65.

Participants had balances in one or more of the following funds or trusts at December 31, 2019:

•

Berkshire Hathaway Class B Common Stock Fund - This fund consists primarily of Class B shares of common stock of Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and a small cash balance. The net assets of this fund are owned directly by the Plan. Participants in this fund own units which are valued daily.

•	Vanguard Dividend Growth Fund - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Emerging Markets Stock Index Fund Institutional Shares - A mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world.

•	Vanguard Federal Money Market Fund - A money market fund.

•	Vanguard Growth Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

•

Vanguard Inflation-Protected Securities Fund Institutional Shares - A mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation.

•	Vanguard Institutional Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index.

•	Vanguard Mid-Cap Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Small-Cap Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks.

•

Vanguard Target Retirement 2015 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2015 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2015.

•

Vanguard Target Retirement 2020 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2020 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2020.

•

Vanguard Target Retirement 2025 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2025 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2025.

•

Vanguard Target Retirement 2030 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2030 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2030.

•

Vanguard Target Retirement 2035 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2035 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2035.

•

Vanguard Target Retirement 2040 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2040 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2040.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

•

Vanguard Target Retirement 2045 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2045 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2045.

•

Vanguard Target Retirement 2050 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2050 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2050.

•

Vanguard Target Retirement 2055 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2055 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2055.

•

Vanguard Target Retirement 2060 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2060 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2060.

•

Vanguard Target Retirement 2065 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2065 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2065.

•

Vanguard Target Retirement Income Trust Plus - A collective trust invested in the Vanguard Target Retirement Income Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for those already in retirement.

•	Vanguard Total Bond Market Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of investment-grade bonds.

•

Vanguard Total International Stock Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of developed and emerging markets, excluding the United States.

•	Vanguard Value Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Windsor Fund Admiral Shares - A mutual fund investing in a portfolio of common stocks.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

Participants from the Boat America Plan, which was merged into the Plan at December 31, 2019, had balances in one or more of the following funds, trusts, or guaranteed investment contracts at December 31, 2019:

•	American Funds Balanced Fund R4 – A mutual fund investing in a portfolio of common stocks and preferred stocks, bonds, convertibles and cash.

•	American Funds 2020 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2020.

•	American Funds 2025 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2025

•	American Funds 2030 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2030.

•	American Funds 2035 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2035.

•	American Funds 2040 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2040.

•	American Funds 2045 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2045.

•	American Funds 2050 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2050.

•	American Funds 2055 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2055.

•	American Funds 2060 Target Date – A mutual fund investing in American Funds mutual funds appropriate for retirement around 2060.

•	American Funds Capital World Growth and Income Fund – A mutual fund investing in a portfolio of common stocks, government and corporate bonds, and cash equivalents.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

•	American Funds Euro Pacific Growth Fund – A mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world.

•	American Funds Fundamental Investors – A mutual fund investing in a portfolio of common stocks or securities convertible into common stocks, bonds, U.S. government securities and cash.

•	American Funds The Growth Fund of America – A mutual fund investing in a portfolio of common stocks, convertibles, preferred stocks, U.S. government securities, bonds and cash equivalents.

•

American Funds New World Fund – A mutual fund investing in a portfolio of international common stocks, corporate and government bonds, and cash equivalents focused in emerging markets around the world.

•	American Funds Washington Mutual Investors Fund – A mutual fund investing in a portfolio of common stocks and securities convertible into common stocks.

•	Fidelity Government Income Fund – A mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government.

•	Franklin Templeton Investments Franklin Utilities Fund – A mutual fund investing in securities of public utility companies.

•	JPMorgan Equity Income Fund R5 – A mutual fund investing in a portfolio of common stocks.

•	JPMorgan Mid Cap Growth Fund R5 – A mutual fund investing in a portfolio of common stocks.

•	JPMorgan Realty Income Fund R5 – A mutual fund investing in a portfolio of equity securities of real estate investment trusts.

•	PGIM Jennison Growth Fund Z – A mutual fund investing in a portfolio of common stocks.

•	Vanguard 500 Index Fund Admiral Shares – A mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 index.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

•	Vanguard Mid-Cap Index Fund Admiral Shares – A mutual fund investing in a portfolio of common stocks.

•	Vanguard Small-Cap Index Fund Admiral Shares – A mutual fund investing in a portfolio of common stocks.

•	Voya VY Columbia Small Cap Value II Portfolio – A mutual fund investing in a portfolio of common stocks.

•	Voya Fixed Account Guaranteed Interest Contract – A guaranteed investment contract.

•	Voya Fixed Account Guaranteed Interest Contract A – A guaranteed investment contract.

•	Voya Government Money Market Fund – A money market fund.

•	Voya Intermediate Bond Fund – A mutual fund investing in a portfolio of investment-grade bonds.

•	Voya SmallCap Opportunities Fund – A mutual fund investing in a portfolio of common stocks.

•	Wells Fargo Special Mid Cap Value Fund Institutional Shares – A mutual fund investing in a portfolio of common stocks.

NOTE D – INVESTMENTS

U.S. GAAP establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different levels of the hierarchy, the classification is based on the lowest input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are exchanged and the reliability and transparency of the assumptions used to determine fair value. The hierarchy requires the use of observable market data when available.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS – CONTINUED

The levels of the hierarchy and those investments included in each are as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Mutual funds and common stocks are traded on an exchange in active markets and fair values are based on quoted market prices.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs.

Level 3 – Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement. Guaranteed investment contracts are reported at fair value using contract value as an approximation. Contract value, as reported to the Plan by VRIA, represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses.

Collective trusts are valued based on the net asset value of the collective trust divided by the number of trust units outstanding. Investments in collective trusts are typically valued, as a practical expedient, utilizing the net asset valuations provided by the underlying private investment companies and or their administrators, without adjustment, when the net asset valuations of the investments are calculated in a manner consistent with U.S. GAAP for investment companies. Although the majority of the master trusts’ investments are traded on an exchange in active markets and therefore can be valued based on a quoted market price, the values of the collective trusts are not quoted in an active market. Investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy and are shown as a reconciling item.

These valuation techniques involve some level of management estimation and judgment. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used and are reflective of the assumptions that market participants would use in valuing assets or liabilities.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS – CONTINUED

Investments measured at fair value on a recurring basis consist of the following:

	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value As Practical Expedient	Total Fair Value
December 31, 2019
Berkshire Hathaway Class B Common Stock Fund	$ 274,748,819	$ —	$ —	$ —	$ 274,748,819
Non-employer invested securities:	248,106,601	—	—	—	248,106,601
Vanguard mutual funds:
Money market
Fixed maturity:
Bond index	183,565,715	—	—	—	183,565,715
Inflation protected	22,729,129	—	—	—	22,729,129
Equity:
Common stock index	1,256,577,837	—	—	—	1,256,577,837
Common stock	291,403,007	—	—	—	291,403,007
Vanguard target retirement collective trusts	—	—	—	1,503,991,089	1,503,991,089
Mutual funds from merger	47,883,173	—	—	—	47,883,173
Target retirement funds from merger	8,482,343	—	—	—	8,482,343
Guaranteed investment contracts from merger	—	—	25,184,051	—	25,184,051

Total investments	$ 2,333,496,624	$ —	$ 25,184,051	$ 1,503,991,089	$ 3,862,671,764

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS – CONTINUED

	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value As Practical Expedient	Total Fair Value
December 31, 2018
Berkshire Hathaway Class B Common Stock Fund	$ 273,715,695	$ —	$ —	$ —	$ 273,715,695
Non-employer invested securities:
Vanguard mutual funds:
Money market	259,269,835	—	—	—	259,269,835
Fixed maturity:
Bond index	161,925,545	—	—	—	161,925,545
Inflation protected	20,448,932	—	—	—	20,448,932
Equity:
Common stock index	989,756,032	—	—	—	989,756,032
Common stock	227,823,188	—	—	—	227,823,188
Vanguard target retirement collective trusts	—	—	—	1,207,081,157	1,207,081,157

Total investments	$ 1,932,939,227	$ —	$ —	$ 1,207,081,157	$ 3,140,020,384

The following table reconciles the beginning and ending values of fair value measurements using significant unobservable inputs (Level 3) for the year ended December 31, 2019:

Guaranteed Investment Contracts
Balance at December 31, 2018	$ —
Guaranteed investment contracts received from Boat America Plan merger	25,184,051

Balance at December 31, 2019	$ 25,184,051

There were no transfers into (out of) Levels 1, 2 or 3 in 2019 and 2018. The Plan’s policy is to recognize all transfers between levels as of the end of the reporting period.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE E – TERMINATIONS, WITHDRAWALS AND FORFEITURES

Following is a summary of terminations, withdrawals and forfeitures for the years ending December 31:

	2019	2018
Terminations and Withdrawals	$ 222,637,225	$ 182,432,243
Forfeitures	6,897,438	8,010,396

Forfeitures represent only non-vested contributions by the Companies. Forfeitures in excess of the Trustee’s record-keeping fees for active participants are allocated proportionately among remaining active participants as of December 31 of each year based on the participant’s earnings for that year. The forfeitures are allocated in the subsequent year. The unallocated forfeitures balance at December 31, 2019 and 2018 were $7,546,966 and $8,114,099, respectively.

The amount of forfeitures allocated to participants’ accounts were $6,476,505 during 2019 and $8,967,915 during 2018. The amount of forfeitures allocated to administrative expenses were $1,526,299 during 2019 and $1,499,271 during 2018.

NOTE F – FEDERAL TAXES

The Plan is exempt from taxation in accordance with the provisions of Section 501(a) of the IRC. Employer contributions and income earned from Plan investments are not taxable to participants until distributed. Employee contributions made from pre-tax earnings are taxed upon distribution. Employee contributions made from after-tax earnings are not subject to additional income tax upon distribution. Pre-tax distributions and earnings may be subject to an excise tax when distributed.

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the federal and state authorities. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2019 and 2018, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE F – FEDERAL TAXES – CONTINUED

The Plan obtained its latest determination letter on February 5, 2018. The Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan has indicated it will take the necessary steps to maintain the Plan’s qualified status. As a result, the Plan administrator believes the Plan is qualified and therefore, is exempt from taxation. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes the Plan is currently designed and being operated in compliance with applicable requirements of the IRC.

NOTE G – PARTY IN INTEREST TRANSACTIONS

The Plan includes investments in shares of mutual funds, collective trusts, a fund of common stock issued by Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and participant notes. The mutual funds, collective trusts and notes are managed by an affiliate of Vanguard Fiduciary Trust Company (VFTC). VFTC acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party in interest transactions, which are exempt from the prohibited transaction rules. The Companies pay certain expenses charged by VFTC. Certain Plan investments are investment funds and the guaranteed investment contracts managed by Voya Institutional Trust Company. Voya Institutional Trust Company is the trustee for the Boat America Plan and recordkeeper, therefore, these investments qualify as party-in-interest transactions. Additionally, personnel and facilities of the Companies have been used to perform administrative functions for the Plan at no charge to the Plan.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE H – RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to Form 5500:

	December 31,
	2019	2018
Net assets available for plan benefits per the financial statements	$ 4,254,625,709	$ 3,302,866,269
Adjustment for deemed distributions from plan assets	(1,029,616)	(1,024,762)

Net assets available for plan benefits per Form 5500	$ 4,253,596,093	$ 3,301,841,507

The following is a reconciliation of distributions to participants per the financial statements to Form 5500:

	For the Years Ended December 31,
	2019	2018
Distributions to participants per the financial statements	$ 222,637,225	$ 182,432,243
Adjustment for deemed distributions from plan assets at end of year	1,029,616	1,024,762
Adjustment for deemed distributions from plan assets at beginning of year	(1,024,762)	(831,232)

Distributions to participants per Form 5500	$ 222,642,079	$ 182,625,773

NOTE I – RISKS AND UNCERTAINTIES

The Plan includes investments in various securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the statement of net assets available for plan benefits.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 2019

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Berkshire Hathaway Class B Common Stock Fund	A fund consisting primarily of Class B shares of common stock of Berkshire Hathaway Inc. and a small cash balance	**	$274,748,819

* Vanguard Dividend Growth Fund	Mutual fund investing in a portfolio of common stocks	**	67,122,143

* Vanguard Emerging Markets Stock Index Fund Institutional Shares	Mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world	**	55,447,788

* Vanguard Federal Money Market Fund	A money market fund	**	248,106,601

* Vanguard Growth Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	**	289,021,459

* Vanguard Inflation-Protected Securities Fund Institutional Shares	Mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation	**	22,729,129

* Vanguard Institutional Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index	**	429,727,751

* Vanguard Mid-Cap Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks	**	169,956,252

* Vanguard Small-Cap Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks	**	133,851,154

* Vanguard Total Bond Market Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of investment-grade bonds	**	183,565,715

* Vanguard Total International Stock Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks tracking developed and emerging markets, excluding the United States	**	99,060,777

* Vanguard Value Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	**	79,512,656

* Vanguard Windsor Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks	**	224,280,864

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES—CONTINUED

December 31, 2019

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Vanguard Target Retirement 2015 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2015	**	6,118,002

* Vanguard Target Retirement 2020 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2020	**	145,663,871

* Vanguard Target Retirement 2025 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2025	**	28,808,944

* Vanguard Target Retirement 2030 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2030	**	246,627,980

* Vanguard Target Retirement 2035 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2035	**	18,553,680

* Vanguard Target Retirement 2040 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2040	**	384,334,413

* Vanguard Target Retirement 2045 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2045	**	21,386,001

* Vanguard Target Retirement 2050 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2050	**	497,753,856

* Vanguard Target Retirement 2055 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2055	**	34,775,260

* Vanguard Target Retirement 2060 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2060	**	94,667,494

* Vanguard Target Retirement 2065 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2065	**	1,686,654

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES—CONTINUED

December 31, 2019

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Vanguard Target Retirement Income Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for those already in retirement	**	23,614,934

American Funds American Balanced Fund R4	Mutual fund investing in a portfolio of common stocks and preferred stocks, bonds, convertibles and cash	**	6,810,559

American Funds 2020 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2020	**	358,241

American Funds 2025 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2025	**	1,051,085

American Funds 2030 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2030	**	926,349

American Funds 2035 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2035	**	1,845,816

American Funds 2040 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2040	**	239,684

American Funds 2045 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2045	**	1,444,672

American Funds 2050 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2050	**	521,147

American Funds 2055 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2055	**	1,646,710

American Funds 2060 Target Date Retirement Fund	Mutual fund investing in American Funds mutual funds appropriate for retirement around 2060	**	448,639

American Funds Capital World Growth and Income Fund	Mutual fund investing in a portfolio of common stocks, government and corporate bonds, and cash equivalents	**	610,408

American Funds EuroPacific Growth Fund	Mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world	**	3,259,097

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES—CONTINUED

December 31, 2019

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

American Funds Fundamental Investors	Mutual fund investing in a portfolio of common stocks or securities convertible into common stocks, bonds, U.S. government securities and cash	**	1,897,889

American Funds The Growth Fund of America	Mutual fund investing in a portfolio of common stocks, convertibles, preferred stocks, U.S. government securities, bonds and cash equivalents	**	8,379,661

American Funds New World Fund	Mutual fund investing in a portfolio of international common stocks, corporate and government bonds, and cash equivalents focused in emerging markets around the world	**	713,380

American Funds Washington Mutual Investors Fund	Mutual fund investing in a portfolio of common stocks and securities convertible into common stocks .	**	3,577,824

Fidelity Government Income Fund	Mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government	**	1,208,833

Franklin Templeton Investments Franklin Utilities Fund	Mutual fund investing in securities of public utility companies	**	890,929

JPMorgan Equity Income Fund R5	Mutual fund investing in a portfolio of common stocks	**	413,063

JPMorgan Mid Cap Growth Fund R5	Mutual fund investing in a portfolio of common stocks	**	6,148,219

JPMorgan Realty Income Fund R5	Mutual fund investing in a portfolio of equity securities of real estate investment trusts	**	765,512

PGIM Jennison Growth Fund Z	Mutual fund investing in a portfolio of common stocks	**	4,145,990

* Vanguard 500 Index Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index	**	2,614,124

* Vanguard Mid-Cap Index Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks	**	1,557,319

* Vanguard Small-Cap Index Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks	**	536,606

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 2019

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Voya VY Columbia Small Cap Value II Portfolio	Mutual fund investing in a portfolio of common stocks	**	630,380

* Voya Retirement Insurance and Annuity Company	Voya Fixed Account Guaranteed Interest Contract	**	20,241,920

* Voya Retirement Insurance and Annuity Company	Voya Fixed Account Guaranteed Interest Contract A	**	4,942,131

* Voya Government Money Market Fund	A money market fund	**	115,787

* Voya Intermediate Bond Fund	Mutual fund investing in a portfolio of investment-grade bonds	**	1,708,605

* Voya SmallCap Opportunities Fund	Mutual fund investing in a portfolio of common stocks	**	650,856

Wells Fargo Special Mid Cap Value Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	**	1,248,132

* Notes Receivable from Participants	Maturities ranging from one year to fifteen years, interest ranging from 2.29% to 9.25%	—	170,066,526

Total assets held for investment purposes		**	$4,032,738,290

*	Party in interest
**	Cost is not required for participant-directed investments

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF REPORTABLE TRANSACTIONS

Year Ended December 31, 2019

Attachment to Form 5500, Schedule H, Line 4(j)

Description of Asset	Purchase Price	Selling Price	Cost of Asset	Current Value of Asset on Transaction Date	Net Gain (Loss)
Vanguard Federal Money Market Fund	$111,130,008			$111,130,008
Vanguard Federal Money Market Fund		$122,929,234	$122,929,234	122,929,234	$—